SUB-ITEM 77C:  Submission of matters to a vote of security holders

(a) A Special Meeting of Shareholders of the JNL Series Trust was held on April 24, 1998.

(b)  The following directors were elected at the meeting:
          Robert A. Fritts
          Andrew B. Hopping
     The following are all other directors now in office:
          Joseph Frauenheim
          Richard McLellan
          Peter McPherson

(c) The matters voted upon at the meeting and the number of affirmative votes and the number of negative votes cast with respect to each matter were as follows:

Election as a Trustee of the Trust.

                                     WITHHOLDING       ABSTAIN
NAME:              FOR:              AUTHORITY:        FROM:

Robert A. Fritts   122,058,217.297   1,132,235.608     5,949,579.095
Andrew B. Hopping  121,987,416.953   1,187,176.599     5,965,438.448

A new Sub-Advisory Agreement between Jackson National Financial Services, Inc. and Salomon Brothers Asset Management Inc (Salomon Brothers/JNL U.S. Government & Quality Bond Series only).

FOR:            AGAINST:       ABSTAIN FROM:

2,544,692.637   21,287.259     92,330.104

A new Sub-Advisory Agreement between Jackson National Financial Services, Inc. and Salomon Brothers Asset Management Inc and a new Sub-Advisory Consulting Agreement among Jackson National Financial Services, Inc., Salomon Brothers Asset Management Inc and Salomon Brothers Asset Management Limited (Salomon Brothers/JNL Global Bond Series only).

FOR:            AGAINST:       ABSTAIN FROM:

3,332,460.817   29,325.067     279,035.116

A modification of the investment policy of each Series of the Trust concerning diversification.

                                                             ABSTAIN
                              FOR:            AGAINST:       FROM:

JNL Aggressive Growth Series  5,263,368.454   56,815.544     371,802.003
JNL Capital Growth Series     4,178,611.950   55,228.678     364,242.472
JNL Global Equities Series    8,257,618.856   103,788.114    547,256.030
JNL/Alger Growth Series       6,367,685.121   68,798.389     344,350.491
JNL/Eagle Core Equity Series  918,919.867     16,651.545     18,453.588
JNL/Eagle SmallCap Equity
  Series                      1,005,500.157   8,062.416      20,334.427
JNL/Putnam Growth Series      4,955,262.885   78,564.185     412,331.930
JNL/Putnam Value Equity
  Series                      6,759,344.788   104,080.880    436,590.342
PPM America/JNL Balanced
  Series                      4,584,014.094   34,891.097     346,705.809
PPM America/JNL High Yield
  Bond Series                 5,755,592.002   119,840.002    465,201.996
PPM America/JNL Money
  Market Series               42,481,866.753  690,341.799    4,814,690.488
Salomon Brothers/JNL Global
  Bond Series                 3,291,045.659   35,585.392     314,189.949
Salomon Brothers/JNL U.S. Government
  & Quality Bond Series       2,511,270.980   18,553.849     128,485.171
T. Rowe Price/JNL Established
  Growth Series               7,802,346.169   70,513.285     647,668.547
T. Rowe Price/JNL International
  Equity Investment Series    6,182,004.296   76,911.788     324,632.916
T. Rowe Price/JNL Mid-Cap
  Growth Series               7,180,372.002   88,229.741     461,415.258

The elimination of the investment policy of each Series of the Trust concerning percentage ownership of securities.

                                                             ABSTAIN
                              FOR:            AGAINST:       FROM:

JNL Aggressive Growth Series  5,146,334.289   114,348.267    431,303.444
JNL Capital Growth Series     4,071,471.401   100,918.281    425,757.318
JNL Global Equities Series    8,216,881.791   127,913.212    563,867.997
JNL/Alger Growth Series       6,246,005.718   111,419.755    423,408.527
JNL/Eagle Core Equity Series  922,714.444     12,856.968     18,453.588
JNL/Eagle SmallCap Equity
  Series                      1,003,155.760   10,406.812     20,334.427
JNL/Putnam Growth Series      4,885,520.431   100,037.607    460,600.962
JNL/Putnam Value Equity
  Series                      6,676,678.855   131,275.745    492,061.400
PPM America/JNL Balanced
  Series                      4,518,363.324   65,693.875     381,553.801
PPM America/JNL High Yield
  Bond Series                 5,712,645.623   111,290.306    516,698.071
PPM America/JNL Money
  Market Series               41,454,825.039  657,484.725    5,874,589.236
Salomon Brothers/JNL Global
  Bond Series                 3,212,911.833   40,472.982     387,436.185
Salomon Brothers/JNL U.S. Government &
  Quality Bond Series         2,493,623.884   26,314.369     138,371.747
T. Rowe Price/JNL Established
  Growth Series               7,616,713.393   139,809.860    764,004.747
T. Rowe Price/JNL International
  Equity Investment Series    6,090,646.823   93,374.220     399,527.957
T. Rowe Price/JNL Mid-Cap
  Growth Series               6,938,064.514   246,066.452    545,886.034

The ratification of the Board of Trustees' selection of Price Waterhouse LLP as the independent accountants of the Trust for the year ending December 31, 1998.

FOR:                 AGAINST:         ABSTAIN FROM:

121,440,441.976      822,095.246      6,877,494.778

(d)  Not Applicable



SUB-ITEM 77D:  Policies with respect to security investments

At its meeting held on February 5, 1998, the Board of Trustees of the JNL Series Trust approved the deletion of the Trust's non-fundamental policy concerning investment in warrants and the deletion of the Trust's non-fundamental policy concerning oil and gas investments.

At its meeting held on March 28, 1998, the Board of Trustees of the JNL Series Trust approved the deletion of the Trust's non-fundamental policy concerning short sales, the deletion of the Trust's non-fundamental policy concerning the purchase of securities on margin and the deletion of the Trust's non-fundamental policy concerning the purchase of securities of other investment companies. At this meeting, the Board also approved the deletion of the PPM America/JNL High Yield Bond Series' operating policy limiting its investments in zero coupon bonds to 10% of its assets and the deletion of the PPM America/JNL High Balanced Series' operating policy limiting its investments in zero coupon bonds to 10% of its assets.



SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3

Series:  21
Security:  Scotsman Industries, Inc.
Date of Purchase:  03/31/98
Amount of Purchase:  $ 13,750.00
Purchased From:  Cleany Gull
Affiliated Underwriter:  Lazard Freres & Co. LLC

Series:  23
Security:  Union Pacific
Date of Purchase:  03/27/98
Amount of Purchase:  $25,000
Purchase Price:  $50
Purchased From:  CS First Boston
Affiliated Underwriter:  Salomon Smith Barney

Series:  12
Security:  Thai Farmers Bank Public Company Limited
Date of Purchase:  03/27/98
Amount of Purchase:  $147,465
Purchase Price:  THB88
Purchased From:  Goldman Sachs International
Affiliated Underwriter:  Jardine Fleming

Series:  15
Security:  Lasalle Hotel Properties
Date of Purchase:  04/24/98
Amount of Purchase:  $27,000
Purchase Price:  $18.00
Purchased From:  Prudential Securities
Affiliated Underwriter:  Raymond James & Associates

Series:  16
Security:  RCM Technologies
Date of Purchase:  05/29/98
Amount of Purchase:  $262,500
Purchase Price:  $21.00
Purchased From:  Alex Brown
Affiliated Underwriter:  Raymond James & Associates

Series:  12
Security:  Telecom Corporation of New Zealand
Date of Purchase:  04/06/98
Amount of Purchase:  $20,742
Purchase Price:  NZ$4.70
Purchased From:  Merrill Lynch
Affiliated Underwriter:  Robert Fleming

Series:  12
Security:  AMP Limited Ordinary Shares
Date of Purchase:  06/18/98
Amount of Purchase:  $59,437
Purchase Price:  A$18.70
Purchased From:  Credit Suisse First Boston
Affiliated Underwriter:  Ord Minnett

For all transactions listed, the determination described in paragraph
(h)(3) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed:
if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.